EXHIBIT 5

                OPINION AND CONSENT OF LAW OFFICE CARL A. GENERES
                                  January 8, 2007


Phazar Corp
101 S.E. 25th Avenue
Mineral Wells, Texas 76067


Gentlemen:

     You have requested our opinion with respect to certain matters in connection with the filing by Phazar Corp, a Delaware corporation

(the "Company"),  of a  Registration  Statement on Form S-8 (the  "Registration

Statement") with the Securities and Exchange   Commission, covering the

registration of up to 250,000 shares of the Company's common stock,  $0.01 par value (the "Common Stock") issuable upon exercise of options (the  "Options")

granted and to be granted to employees and directors under the Company's 2006

Incentive Stock Option Plan (the  "Plan").  This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-B.

     In connection with this opinion, we have examined and relied upon the

Registration Statement, the Certificate of Incorporation, as amended and the

Company's Bylaws, as amended, the Plan, the corporate proceedings taken by the

Company in connection with the Options, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.





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     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the shares of common stock of the Company, when issued and sold upon exercise and in accordance with the terms of the Options, will be validly issued, fully paid and non-assessable.



     We consent to the filing of this opinion as Exhibit 5 to the Registration

Statement.  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company.

                                 Very truly yours,

                                 Law Office of Carl A. Generes



                                 By:/s/   Carl A. Generes
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                                          Carl A. Generes
























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